Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

           The undersigned V. Chase McCrea III hereby certifies, for purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as the Chief Financial Officer and Principal Financial Officer of CornerWorld Corporation (the “Company”) that, to his knowledge, the Quarterly Report of the Company on Form 10-Q/A for the period ended July 31, 2009, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company. A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

/s/ V. Chase McCrea III

V. Chase McCrea III
Chief Financial Officer

Dated: July 27, 2010